SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

November 7, 2007

Intrepid Technology & Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Idaho	000-30065	82-0230842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

ITEM 5.02.  Change in Principal Officers

Dr. Dennis Keiser announced that he is stepping down as CEO effective immediately and will retire effective 1 January 2008, at which time he will continue being a consultant to the Company.  The Board of Directors accepted his decision and extended their appreciation for the dedication and professionalism he has displayed throughout his tenure.   The Board has determined to leave the CEO position vacant for the time being to allow sufficient time to properly address those qualifications necessary in a replacement to complement the Company’s plans for growth.   Dr. Keiser’s responsibilities will be distributed among Jake Dustin, Company President, and various Directors in the interim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2007	INTREPID TECHNOLOGY & RESOURCES, INC.

By: /s/ Dr. Dennis D. Keiser
Name: Dr. Dennis D. Keiser
Title: Chief Executive Officer and Director